WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

Calibert Explorations, Ltd.

A NEVADA CORPORATION

The undersigned, being all the Directors of Calibert Explorations, Ltd. a Nevada corporation, pursuant to the By-Laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Acceptance of Acquisition

RESOLVED, that Board of Directors has accepted the acquisition and terms of the Purchase Agreement, with Mega link Global, Inc.

Dated as of the 23rd day of November 2009

The undersigned, being all the Directors of Calibert Explorations, Ltd., waive the required notice of meeting and consent to all actions taken hererof. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

/s/ David Saltrelli

________________________________________

David Saltrelli, President

/s/ Ken Berscht

________________________________________

Ken Berscht, Secretary, Treasurer